Exhibit 23.4

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

April 11, 2014

ZaZa Energy Corporation
1301 McKinney, Suite 2800
Houston, Texas 77010

Ladies and Gentlemen:

We hereby consent to (a) the incorporation by reference into the Registration Statement on Form S-l (File No. 333-184036) (the “Registration Statement”) of ZaZa Energy Corporation (the “Company”) of our appraisal report, and all references thereto, dated February 17, 2014, relating to the estimated oil and gas reserves of the Company as of December 31, 2013 included in, or made a part of, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 31, 2014 and (b) all references to our firm, in the form and context in which such references appear, including under the heading “Experts,” in the Registration Statement.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716